Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 31, 2022, with respect to the consolidated financial statements of ProFrac Holdings, LLC contained in the Registration Statement on Form S-1 of ProFrac Holding Corp. (File No. 333-261255) dated May 11, 2022 and the related Final Prospectus dated May 12, 2022, which are incorporated by reference in this Registration Statement on Form S-8. We consent to the incorporation by reference of the aforementioned report in this Registration Statement on Form S-8.

/s/ GRANT THORNTON LLP

Dallas, Texas
May 24, 2022